UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): June 28, 2007 (June 26, 2007)

                               ANTS SOFTWARE INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

          Delaware                 000-16299                   13-3054685
--------------------------------------------------------------------------------
(State or other jurisdiction      (Commission               (I.R.S. Employer
     of incorporation)            File Number)            Identification No.)

   700 Airport Blvd. Suite 300, Burlingame, CA              94010
--------------------------------------------------------------------------------
     (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code: (650) 931-0500


                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))

--------------------------------------------------------------------------------

Item 1.01         Entry into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

                  On June 26, 2007, the Company entered into a Retirement and Board Service Agreement with Mr. Francis K. Ruotolo, the Company's Chairman (the "Agreement"). Under the Agreement (i) Mr. Ruotolo is retiring as an employee of the Company, (ii) Mr. Ruotolo will continue as a member of the Board of directors and as Chairman of the Board of directors, (iii) Mr. Ruotolo's Employment Agreement with the Company is terminated, (iv) the Company shall make retirement payments to Mr. Ruotolo consisting of 10 quarterly payments of $50,000 each, for an aggregate of $500,000, (v) Mr. Ruotolo and the Company agreed that all of Mr. Ruotolo's stock options shall be and continue unaffected by the Agreement, and (vi) Mr. Ruotolo and the Company entered into a mutual general release of all claims, known and unknown.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     ANTs software inc.

Date:    June 28, 2007                By:             /s/     Joseph Kozak
                                                     ---------------------
                                                     Joseph Kozak, President and
                                                     Chief Executive Officer